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                                                                     EXHIBIT 5.1


                      [LETTERHEAD OF DEBEVOISE & PLIMPTON]




                                                               December 23, 1996



Quaker State Corporation
225 East John Carpenter Freeway
Irving, Texas 75062



                            Quaker State Corporation
                       Registration Statement on Form S-3



Ladies and Gentlemen:



     We have acted as special counsel to Quaker State Corporation, a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-3 (Registration No. 333-13893), as amended (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to 2,024,989 shares of the Company's Capital Stock, par value $1.00 per share (the "Capital Stock"), being offered by the Selling Shareholders referred to in the Registration Statement.



     In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have also examined and relied upon the statements as to factual matters contained in the Registration Statement.



     We are of the opinion that the shares of Capital Stock to be sold pursuant to the Registration Statement have been duly authorized and are validly issued, fully paid and nonassessable.



     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Opinion" in the prospectus forming a part thereof. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.



                                                               Very truly yours,
                                                      /s/ Debevoise and Plimpton